As filed with the Securities and Exchange Commission on May 22, 2001

                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                           TITANIUM METALS CORPORATION
             (Exact name of registrant as specified in its charter)



    Delaware                                                  13-5630895
(State or other jurisdiction                                (I.R.S. Employer
 of incorporation or organization)                        Identification Number)


                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202
               (Address of Principal Executive Offices)(Zip Code)
                                   ----------

                TITANIUM METALS CORPORATION AMENDED AND RESTATED
                  1996 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                            (Full title of the plan)
                                   ----------

                            Robert E. Musgraves, Esq.
                  Executive Vice President and General Counsel
                           Titanium Metals Corporation
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202
                            Telephone: (303) 296-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:

                            Thomas R. Stephens, Esq.
                      Bartlit Beck Herman Palenchar & Scott
                         1899 Wynkoop Street, 8th Floor
                             Denver, Colorado 80202


                                     Calculation of Registration Fee

                                                Proposed
                                     Proposed   maximum
                                     maximum    aggregate
Title of securities   Amount to be   price per  offering    Amount of
to be registered      registered(1)  share(2)   price(2)    registration fee(3)

Common Stock, par
value $.01 per share  200,000       $13.45      $2,690,000  $672.50


(1)The shares registered hereby, which have been reserved by the Registrant for issuance under the Amended and Restated 1996 Non-Employee Director Compensation Plan (the "Plan"), are in addition to the 60,100 shares registered by the Registrant pursuant to a Registration Statement on Form S-8 (Reg. No. 333-21001) filed on February 3, 1997.
(2) Calculated pursuant to Rule 457(h), based on an assumed exercise price of $13.45 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on May 15, 2001.
(3) Registration fee is calculated on the basis of $250 per $1,000,000 of the proposed maximum aggregate offering price. The proposed maximum aggregate offering price is $2,690,000. This Registration Statement incorporates by reference the Registration Statement on Form S-8 (Reg. No. 333-21001) pursuant to which the Registrant registered 60,100 shares under the Plan and paid a fee of $603.59. The fee calculated above relates only to the additional 200,000 shares being registered hereby, in accordance with General Instruction E of Form S-8.

                      REGISTRATION OF ADDITIONAL SECURITIES

                  This Registration Statement is being filed pursuant to General Instruction E of Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Pursuant to the terms of General Instruction E, the contents of the prior Registration Statement on Form S-8 of the Registrant (Reg. No. 333-21001) filed with the Commission on February 3, 1997 are incorporated herein by reference. The Registrant is hereby registering an additional 200,000 shares of Common Stock available for distribution under the Registrant's Amended and Restated 1996 Non-Employee Director Compensation Plan (the "Plan"). These are securities of the same class as the securities previously registered under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K, filed March 21, 2001.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant document referred to in (a) above.

                  (c) The description of the Registrant's Common Stock contained in the Registrant's Report on Form 8-A (File No. 001-14368), filed May 3, 1996, as amended, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

                  Certain legal matters regarding the validity of the Common Stock issuable upon exercise of options granted pursuant to Registrant's Amended and Restated 1996 Non-Employee Director Compensation Plan will be passed upon for the Registrant by Robert E. Musgraves, Esq., Executive Vice President and General Counsel of the Registrant. Mr. Musgraves beneficially owns 91,750 shares of Common Stock, which includes (i) 200 shares held by other members of Mr. Musgraves' household, beneficial ownership of which is disclaimed by Mr. Musgraves, (ii) 41,400 shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the date of this Registration Statement under the Registrant's 1996 Long Term Performance Incentive Plan and
(iii) 32,000 shares of Common Stock which are subject to certain restrictions on transfer but over which Mr. Musgraves has voting power.

Item 6.  Indemnification of Directors and Officers.

                  Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

                  Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority vote of directors who were not parties to such proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders of the corporation. The Amended and Restated Certificate of Incorporation and the By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

Item 8.  Exhibits.

                  Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 21st day of May, 2001.

                                             TITANIUM METALS CORPORATION

                                             By:   /s/ J. Landis Martin


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Landis Martin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, as a director and in any and all other capacities with Titanium Metals Corporation (the "Company"), to execute for and on behalf of the undersigned the Registration Statement on Form S-8 (the "Registration Statement") relating to shares of Common Stock of the Company, and any and all amendments thereto, and any subsequent registration statement filed by the Company which relates to this Registration Statement, and to deliver and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Company is or is to be registered, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.


       Signature                  Title                            Date

/s/  J. LANDIS MARTIN           Chairman of the Board, President   May 21, 2001
                                and Chief Executive Officer

/s/ EDWARD C. HUTCHESON, JR.    Director                           May 21, 2001

/s/ GLENN R. SIMMONS            Director                           May 21, 2001

/s/ STEVEN L. WATSON            Director                           May 21, 2001

/s/ THOMAS P. STAFFORD          Director                           May 21, 2001

/s/ JOANNE A. NADALIN           Vice President and Corporate       May 21, 2001
                                Controller (Principal Accounting
                                Officer)

/s/ MARK A. WALLACE             Executive Vice President and
                                Chief Financial Officer            May 21, 2001


                                INDEX TO EXHIBITS


    Exhibit
    Number         Description

     4.1 Titanium Metals Corporation Amended and Restated 1996 Non-Employee Director Compensation Plan (incorporated by reference to Exhibit 10.12 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000)

     5.1  Opinion of Robert E. Musgraves

     23.1 Consent of PricewaterhouseCoopers LLP

     24.1 Limited Powers of Attorney -- included in Part II of the Registration Statement

                                   EXHIBIT 5.1


Titanium Metals Corporation
1999 Broadway, Suite 4300
Denver, Colorado 80202


                                  May 21, 2001

Board of Directors
Titanium Metals Corporation
1999 Broadway, Suite 4300
Denver, Colorado 80202

                  Re:      Registration Statement on Form S-8

Gentlemen:

                  I have acted as counsel to Titanium Metals Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Form S-8 Registration Statement of the Company filed with the Securities and Exchange Commission (the "Registration Statement"), with respect to the registration of 200,000 additional shares of the Company's Common Stock, $.01 par value per share (the "Shares"), issuable pursuant to the Amended and Restated 1996 Non-Employee Director Compensation Plan of Titanium Metals Corporation (the "Plan").

                  In connection with this opinion, I have made such inquiries, examined such documents and corporate records and relied upon such certificates of officers of the Company and public officials as I have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth. In my examination, I have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies thereof. I have further assumed that the issuance, from time to time, of Shares will be in accordance with the terms of the Plan and the corresponding stock option agreement and in exchange for receipt by the Company of the option exercise price per Share, as set forth in such stock option agreement.

                  On the basis of the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares being offered under the Plan have been duly authorized and, when duly issued in accordance with the Registration Statement and the terms of the Plan and any agreement, resolution or other instrument governing such issuance, the Shares so issued will be validly issued, fully paid and nonassessable.

                  I consent to the use of this opinion as an Exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Robert E. Musgraves


                                  Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 29, 2001 relating to the financial statements and financial statement schedule of Titanium Metals Corporation, which appears in Titanium Metal Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Denver, Colorado
May 21, 2001